UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            January 7, 2020

IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota	55807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	IKNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2020, IKONICS Corporation (the “Company”) entered into a Transition Agreement with William C. Ulland (the “Transition Agreement”) and separately entered into an Employment Agreement (the “Employment Agreement”) with Glenn Sandgren as more particularly described in Item 5.02 to this Current Report on Form 8-K (this “Report”).

The descriptions of the Transition Agreement and Employment Agreement contained in Item 5.02 of this Report are qualified in their entirety by reference to the full text of the Transition Agreement and Employment Agreement filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of William C. Ulland

As previously announced, William C. Ulland notified the Board of Directors (the “Board”) of the Company of his intention to retire from his positions as President and Chief Executive Officer of the Company, provided a successor had been identified by the Board. On January 7, 2020, Mr. Ulland formally announced his retirement as President and Chief Executive Officer of the Company, effective February 10, 2020. Mr. Ulland will continue to serve as Chairman of the Board. In connection with his retirement, Mr. Ulland entered into the Transition Agreement with the Company, whereby the Company will pay Mr. Ulland a one-time cash fee of $225,000, and certain other benefits as described in the Transition Agreement.

Hiring of Glenn Sandgren

On January 7, 2020, the Company announced that Glenn Sandgren has been appointed to the position of Chief Executive Officer effective February 10, 2020. Mr. Sandgren has also been appointed to the Board of Directors of the Company, also effective February 10, 2020. Prior to joining the Company, Mr. Sandgren, 59, served as President and Chief Executive Officer of Pallidus, Inc. since December 2015.

In connection with this appointment, Mr. Sandgren will receive an annual base salary of $275,000 and an initial signing bonus of $30,000, will be eligible for an annual cash incentive under the Company’s cash incentive plan for fiscal 2020 with a target incentive opportunity of 50% of his base salary, will receive annual grants of 10,000 stock options under the Company’s 2019 Equity Incentive Plan (the Equity Plan”) for the first five years of his employment and other such compensation as described in the Employment Agreement. The stock options underlying each annual grant will vest pro rata over three years and remain exercisable for ten years from the grant date, subject to Mr. Sandgren meeting the conditions for exercise set forth in the Equity Plan.

Item 7.01.	Regulation FD Disclosure.

On January 7, 2020, the Company issued a press release announcing the events discussed in Item 5.02 above, the text of which is furnished as Exhibit 99 hereto and incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit.

Exhibit Number	Description
10.1	Transition Agreement, dated January 7, 2020, between the Company and William C. Ulland.
10.2	Employment Agreement, dated January 7, 2020, between the Company and Glenn Sandgren.
99	Press Release dated January 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKONICS CORPORATION

Date: January 9, 2020	/s/	Jon Gerlach
Jon Gerlach Chief Financial Officer and Vice President of Finance